SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2010
TRANSDEL PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	000-52998 (Commission File Number)	45-0567010 (I.R.S. Employer Identification No.)

4225 Executive Square, Suite 485, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)
Registrant’s telephone number, including area code: (858) 457-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 8.01. Other Events.
Transdel Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing topically administered products using its proprietary transdermal delivery platform, provides an update on the Phase 3 clinical study results with its lead pain drug Ketotransdel®. Ketotransdel® is comprised of a transdermal formulation of ketoprofen, an NSAID (Non-Steroidal Anti-inflammatory Drug), and the Company’s innovative proprietary Transdel™ drug delivery system.
The double-blind, randomized, placebo-controlled, multi-center Phase 3 study enrolled a total of 364 patients with acute soft tissue injuries in 26 centers in the United States. The primary efficacy endpoint was the difference between Ketotransdel® and placebo in the change from baseline in pain intensity as measured by the 100 mm Visual Analogue Scale (VAS) during daily activities over the past 24 hours on the Day 3 visit.
The Company has recently completed an in-depth analysis of the Ketotransdel® Phase 3 study data and found that Ketotransdel® demonstrated a statistically significant higher reduction in pain intensity than placebo in the Intent-To Treat- Analysis (ITT) of patients who met study entry criteria (p< 0.05). In addition, relevant other key endpoint analyses of the ITT population such as Pain Curves over Time show consistent separation between treatment groups reaching statistical significance in favor of Ketotransdel®. Details are expected to be presented at a pain conference during 2010. This information is the result of detailed analysis of data that was not available at the time the top-line data were announced in October 2009.
As previously reported, the study achieved statistical significance in its primary endpoint in the per protocol analysis. Ketotransdel® also demonstrated an excellent safety and tolerability profile. In particular, there were no Ketotransdel® treatment related gastrointestinal, cardiovascular, hepatic or other clinically relevant adverse events reported, which are commonly observed with oral NSAIDs.
Ketotransdel® was well absorbed through the skin with minimal blood concentrations of ketoprofen detected in a subset of patients who underwent blood sampling for pharmacokinetic (PK) analyses following repeated topical applications. These PK results are consistent with the Company’s previous clinical study findings and support the excellent safety profile.
Transdel continues to work with the FDA to meet the requirement for two adequate and well controlled Phase 3 clinical trials in order to obtain regulatory approval to market Ketotransdel®.
The Company expects that Ketotransdel, if and when approved by the United States Food and Drug Administration (FDA), could become the first topical NSAID cream product available by prescription in the United States for acute pain management. Transdel is seeking a commercial partner for Ketotransdel®, and is actively pursuing discussions with U.S. and foreign based potential partners with sales and marketing infrastructures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: January 27, 2010

TRANSDEL PHARMACEUTICALS, INC.
By:	/s/ Juliet Singh
Juliet Singh, Ph.D.
President & Chief Executive Officer